UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2012

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On August 9, 2012, Independence Holding Company issued a news release announcing its 2012 second-quarter and six-month results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits:

Exhibit 99.1

News Release of Independence Holding Company dated August 9, 2012: Independence Holding Company Announces 2012 Second-Quarter and Six-Month Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	August 9, 2012

INDEPENDENCE HOLDING COMPANY	CONTACT: DAVID T. KETTIG
96 CUMMINGS POINT ROAD	(212) 355-4141 Ext. 3047
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2012 SECOND-QUARTER AND SIX-MONTH RESULTS

Stamford, Connecticut, August 9, 2012. Independence Holding Company (NYSE: IHC) today reported 2012 second-quarter and six-month results.  As previously reported, IHC paid a special 10% stock dividend to shareholders of record on February 17, 2012.  All per share amounts reflect such stock dividend.  This press release contains both GAAP and non-GAAP financial information for which reconciliations can be found at the end of this release.

Financial Results

Net income per share attributable to IHC increased to $.20 per share, diluted, or $3,531,000, for the three months ended June 30, 2012 compared to $.17 per share, diluted, or $3,040,000, for the three months ended June 30, 2011. Revenues decreased to $101,443,000 for the three months ended June 30, 2012 compared to revenues for the comparable period in 2011 of $105,525,000, primarily as a result of lower investment income due to the transfer of $143,537,000 of assets in settlement of the coinsurance agreement of group annuity contracts at Standard Security Life Insurance Company of New York. The lower investment income was more than offset by the decrease of other insurance expenses in connection with the coinsurance agreement.

Net income per share attributable to IHC increased to $.41 per share, diluted, or $7,453,000, for the six months ended June 30, 2012 compared to $.36 per share, diluted, or $6,224,000, for the six months ended June 30, 2011. This increase was achieved despite not receiving a benefit this quarter comparable to the credit of $2,319,000 of deferred income taxes relative to the Company's investment in AMIC that we benefited from in the first quarter of 2011. Revenues decreased  to $203,599,000 for the six months ended June 30, 2012 compared to revenues for the six months ended June 30, 2011 of $209,844,000, primarily due to lower investment income due to the aforementioned transfer of assets.

IHC reported operating income1 per share of $.15 per share, diluted, or $2,723,000, for the three months ended June 30, 2012, compared to $.11 per share, diluted, or $1,944,000, for the three months ended June 30, 2011. IHC reported operating income per share of $.33 per share, diluted, or $5,971,000, for the six months ended June 30, 2012, compared to $.32 per share, diluted, or $5,452,000, for the six months ended June 30, 2011. The operating income for the first six months ended June 30, 2011 benefited from the tax credit of $2,319,000 as described above whereas the operating income for the six months ended June 30, 2012 had no such benefit.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “We continue to be encouraged by  the significant increase in profitability of our stop-loss segment, which we attribute to the more efficient and controlled model of writing the majority of our medical stop-loss on a direct basis..  We are also pleased to announce that we have acquired the assets of a managing general underwriter with a block of approximately $10 million of medical stop-loss business. We are hopeful that the increased profitability of our stop-loss business will continue for the remainder of the year. We are also encouraged by the performance of all our other lines of business, and our continuing efforts to introduce new products to our fully insured mix of business.  Our overall investment portfolio continues to be very highly rated (on average, AA), and has a duration of approximately five years. Our book value has increased to $15.13 per share at June 30, 2012 from $14.46 per share at December 31, 2011.”

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP: (i) Operating income is net income attributable to IHC excluding net realized gains or losses and other-than-temporary impairment losses; and (ii) Operating income per share is operating income (loss) on a per share basis.  These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding realized gains or losses, net of taxes, that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Net Income Attributable to IHC to Non-GAAP Income from Operations” schedule below.

About Independence Holding Company

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company) and its marketing and administrative affiliates.  Standard Security Life markets medical stop-loss, small group major medical, short-term medical, major medical for individuals and families, limited medical, group long and short-term disability and life, dental, vision and managed health care products. Madison Life sells group life and disability, employer medical stop-loss, small group major medical, major medical for individuals and families, short-term medical, dental, vision, and individual life insurance. Independence American offers major medical for individuals and families, medical stop-loss, small group major medical, short-term medical and pet insurance. IHC owns certain subsidiaries through its majority ownership of American Independence Corp. (NASDAQ: AMIC), which is a holding company principally engaged in the insurance and reinsurance business.

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission.  IHC expressly disclaims any duty to update its forward-looking statements or earnings guidance, and does not undertake to provide any such guidance in the future.

INDEPENDENCE HOLDING COMPANY

SECOND QUARTER REPORT

June 30, 2012

(In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
REVENUES:
Premiums earned	$85,469	$84,001	$169,243	$169,874
Net investment income	7,609	9,633	16,360	19,749
Fee income	5,889	8,328	13,310	15,705
Other income	1,247	1,845	2,403	3,303
Net realized investment gains (losses)	1,850	1,883	2,987	1,681
Total other-than-temporary impairment losses	(621)	(165)	(704)	(468)

	101,443	105,525	203,599	209,844
EXPENSES:
Insurance benefits, claims and reserves	60,265	62,157	117,400	126,406
Selling, general and administrative expenses	33,331	36,331	69,803	72,317
Amortization of deferred acquisitions costs	1,631	1,758	3,225	3,449
Interest expense on debt	540	460	1,079	917

	95,767	100,706	191,507	203,089

Income before income taxes	5,676	4,819	12,092	6,755
Income taxes (benefits)	1,846	1,355	3,932	(509)

Net income	3,830	3,464	8,160	7,264
Less: income from noncontrolling interests
in subsidiaries	(299)	(424)	(707)	(1,040)

NET INCOME ATTRIBUTABLE TO IHC	$3,531	$3,040	$7,453	$6,224

Basic income per common share	$.20	$.17	$.41	$.36

WEIGHTED AVERAGE SHARES OUTSTANDING	17,987	17,419	18,008	17,224

Diluted income per common share	$.20	$.17	$.41	$.36

WEIGHTED AVERAGE DILUTED SHARES
OUTSTANDING	18,025	17,433	18,100	17,234

As of August 6, 2012, there were 17,956,856 common shares outstanding, net of treasury shares.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO IHC TO NON-GAAP INCOME FROM OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net income attributable to IHC	$3,531	$3,040	$7,453	$6,224

Realized gains, net of taxes	(1,202)	(1,201)	(1,929)	(1,073)
Other-than temporary impairment losses, net of taxes	394	105	447	301

Operating income from operations	$2,723	$1,944	$5,971	$5,452

Non - GAAP basic income per common share	$.15	$.11	$.33	$.32

Non - GAAP diluted income per common share	$.15	$.11	$.33	$.32

The other-than-temporary-impairment losses are primarily due to the write down in value of certain Alt-A mortgage fixed maturities.

Footnotes

1 Operating income is a non-GAAP measure representing net income attributable to IHC excluding net realized investment gains (losses) and other-than-temporary impairment losses, net of applicable income tax. The Company believes that the presentation of operating income may offer a better understanding of the core operating results of the Company.  A reconciliation of net income attributable to IHC to operating income is included in this press release.